Exhibit 99.1

Syniverse Adopts Stockholder Rights Plan

TAMPA, Fla. – Nov. 17, 2008 – Syniverse Holdings, Inc. (NYSE: SVR), a leading provider of technology and business solutions for the global telecommunications industry, today announced that it has adopted a Stockholder Rights Plan. The Rights Plan is designed to ensure that all Syniverse stockholders are treated fairly in the event of any unsolicited takeover of Syniverse; it is not intended to prevent a takeover of Syniverse on terms that are fair to and in the best interests of stockholders. Syniverse is not aware of any pending unsolicited takeover offer for the company.

The Board believes it is appropriate to adopt the Rights Plan in light of the recent decline in the market price of Syniverse’s common stock and the fact that the company has an open corporate governance profile, with no staggered board and, unlike many other public companies, no protections under Section 203 of the Delaware General Corporation Law.

As a result of the Board’s adoption of the Rights Plan, one preferred stock purchase right will be distributed as a dividend on each common share held of record as of the close of business on Nov.28, 2008. Each “Right,” if and when it becomes exercisable, entitles the holder to buy one one-thousandth of a share of a new series of junior participating preferred stock of Syniverse for $33. Initially the Rights will be represented by Syniverse common stock certificates and will not be exercisable. If any person or group becomes the beneficial owner of 15% or more of the Syniverse common stock at any time after the Nov. 16, 2008, date of adoption of the Rights Plan (such person or group, an “acquiring person”) then, with certain limited exceptions, each Right not owned by such acquiring person will become exercisable to purchase in lieu of preferred shares, a number of shares of common stock equal to the then current exercise price of the Right divided by 50% of the then current trading price of Syniverse stock. In addition, if, after any person has become an acquiring person, the company is involved in a merger or other business combination transaction with another person, each Right will entitle its holder (other than such acquiring person) to purchase, at the Right’s then-current exercise price, a number of common shares of the acquiring company equal to the then current exercise price of the Right divided by 50% of the then current trading price of the acquiring company’s stock.

Syniverse may redeem the Rights at a price of $0.01 per Right at any time prior to the date on which any person has become an acquiring person. The Rights Plan will continue in effect until the close of business November 16, 2011, unless earlier redeemed or terminated by Syniverse, as provided in the Rights Plan. In the event the rights become exercisable, Syniverse will have the right to designate as payment other consideration in lieu of common stock having equal value.

About Syniverse

Syniverse Technologies (NYSE:SVR) provides solutions that allow more than 600 communications companies in over 120 countries to provide seamless mobile services by making it possible for disparate technologies and standards to interoperate. Syniverse’s flexibility and customer focus permit its customers to quickly react to market changes and demands, enabling the delivery of everything from voice calls to sophisticated data and video services wherever and whenever subscribers need them. With more than 20 years in the industry, Syniverse is headquartered in Tampa, Florida, U.S.A., and has offices in major cities around the globe. Syniverse is ISO 9001:2000 certified and TL 9000 approved, adhering to the principles of customer focus and quality improvement practices. More information is available at www.syniverse.com .

Cautionary Notice Regarding Forward-Looking Statements

Certain of the statements in this new release may constitute “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Syniverse to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are based upon information presently available to the Company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties, including, without limitation, those other risks and factors discussed in Syniverse’s Annual Report on Form 10-K for the year ended December 31, 2007 under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward-Looking Statements” and “Risk Factors” and otherwise in Syniverse’s reports and filings that it makes with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. Syniverse has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this news release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.